Exhibit 99.1

FOR IMMEDIATE RELEASE THURSDAY, FEBRUARY 17, 2011

Contact: David Vander Ploeg Executive VP and CFO 920-882-5854	Mark Fleming Investor Relations & Corp. Communications 920-882-5646

W6316 Design Drive, Greenville, WI 54942

P.O. Box 1579, Appleton, WI 54912-1579

SCHOOL SPECIALTY REPORTS THIRD QUARTER AND NINE-MONTH RESULTS

¡	Supplies order trends improve following new catalog mailings
¡	Cost reductions result in additional SG&A savings
¡	Guidance confirmed
¡	Revolving credit facility amended

Greenville, WI, February 17, 2011—School Specialty (NASDAQ:SCHS) today reported fiscal 2011 third quarter and year-to-date financial results. Revenue for the quarter was $89.9 million, a decline of 12.9 percent compared with revenue of $103.1 million in last year’s third quarter. Net loss in the seasonally slow third quarter was $20.2 million, a 9.2 percent increase compared with a loss of $18.5 million in the same period last year. The quarter’s loss per share was $1.07 compared with a loss of $0.98 in fiscal 2010.

The company generated an additional $9.3 million in free cash flow in the third quarter, contributing to a year-to-date debt reduction of over $78 million.

“We’re encouraged by our third quarter results as revenue trends improved over our first and second quarters,” said President and Chief Executive Officer David Vander Zanden. “I’m particularly pleased with the early results of our latest catalog mailings and marketing efforts in Educational Resources. During January we saw a noticeable increase in supplies orders as a result of these catalog drops, and that’s very positive since supplies represent about 45 percent of our total revenue. In addition to the enhanced catalogs and circulation, our associates improved our pricing programs, product offerings, e-commerce systems, and sales outreach efforts. We expect sales momentum in consumables to remain positive in the fourth quarter, and help generate improved financial results during the upcoming back-to-school season. Although our furniture business will continue to negatively impact overall group results, we are seeing our large-project revenues stabilize.

“Third quarter revenue for the Accelerated Learning group was modestly below the same period last year due to softness in larger purchases of our reading products and the timing of orders, which we anticipate will benefit our fourth quarter,” said Vander Zanden, noting the company’s science business had a strong finish to the quarter. “The business remains well positioned for the coming year with a growing lineup of effective education solutions across our categories of reading, science, math, health and student development.”

Third Quarter Financial Results

—

Revenue for the third quarter of fiscal 2011 was $89.9 million, or down 12.9 percent, compared with $103.1 million in the prior year’s third quarter. While continued pressure in school funding and budgets is contributing to these reductions, the rate of decline has improved from the first six months of the fiscal year, as the company expected.

—

Gross profit was $32.9 million compared with $42.4 million in last year’s third quarter. Consolidated gross margin declined 440 basis points to 36.7 percent, reflecting the continuation of price discounting in the Educational Resources segment in response to competitive pressures in a depressed school spending environment. In addition, product mix, both within and between segments contributed to the decline.

—

Selling, general and administrative expenses declined to $59.2 million from the prior year’s $65.0 million. The expense decrease is primarily attributable to cost reduction efforts, as well as lower volume.

—

Third quarter net interest expense and other declined $1.1 million to $6.4 million from $7.5 million in last year’s third quarter. This decline was attributable to a reduction in non-cash interest expense related to the company’s convertible debt. Non-cash interest expense declined from $3.3 million in last year’s third quarter to $2.1 million in this year’s third quarter. The non-cash interest expense reduction was due to the retirement of a $133.0 million convertible bond earlier this year.

—	Net loss in the third quarter was $20.2 million ($1.07 per share) compared to a loss of $18.5 million ($0.98 per share) in the same period last year.

Nine-Month Financial Results

—

Revenue for the first nine months of fiscal 2011 was $634.7 million compared with $779.6 million in the same period last year, a decline of 18.6 percent. Excluding the $17.5 million of revenue in fiscal 2010’s first nine months from last year’s sale of School Specialty Publishing, consolidated revenue declined 16.7 percent. Negatively affecting revenue this year were general spending reductions by schools, including a significant decline in furniture sales due to a lack of school construction projects across the U.S., and various execution issues in the Educational Resources segment.

—

Year-to-date gross profit was $258.5 million compared with $328.3 million last year. Gross margin declined 140 basis points to 40.7 percent versus last year’s 41.1 percent. Most of the decline was due to competitive pricing pressures within the Educational Resources segment, somewhat offset by a favorable product mix.

—

Selling, general and administrative expenses declined to $216.3 million (34.1 percent of revenue), from the prior year’s $239.7 million (30.7 percent of revenue). The expense decrease is primarily attributable to lower volume, and the past year’s cost-reductions, operational consolidation and divesture.

—

Nine-month net interest expense and other declined $1.6 million to $21.2 million from last year’s $22.8 million. Included in this year’s total was $7.7 million of non-cash interest expense related to the company’s convertible debt, compared with $9.7 million of non-cash interest expense last year. Partially offsetting the decrease in non-cash interest expense was approximately $0.6 million of incremental loan commitment fees on unborrowed funds related to the company’s revolving credit facility.

—

A non-cash impairment charge of $411.3 million, or $344.9 million net of tax, was recorded in the first nine months of the fiscal year associated with the annual assessment of goodwill and other indefinite-lived intangible assets. The tax benefit associated with the impairment was negatively impacted by the portion of the goodwill which is non-deductible for tax purposes.

—

Year-to-date net loss was $333.7 million ($17.68 per share) compared to net income of $39.6 million ($2.09 per share) in the same period last year. Excluding the net of tax impact of an impairment charge recorded in this year’s first quarter, net income was $11.3 million ($0.60 per share).

Credit Facility Amendment

The company also announced it has amended its revolving credit facility. The amendment, among other things, reduces the overall credit facility capacity from $350 million to $300 million, with up to $125 million of the available capacity structured as a Delayed Draw Term Loan to be used to refinance the company’s convertible notes. Covenant modifications include increases in both the total and senior leverage ratios, while the facility’s interest rate will generally increase 75 basis points on borrowings.

Further details concerning the amendment will be contained in a Form 8-K to be filed by the company within the next few days with the Securities and Exchange Commission.

Outlook

School Specialty is maintaining its prior guidance for fiscal 2011:

—	Revenue of $735 million to $770 million,
—	Loss per share of $0.30 to $0.60; which includes the non-cash charge of $0.32 related to convertible debt , but excludes the non-cash impairment of $18.28 per share, and
—	Free cash flow of $50 million to $60 million.

Conference Call

School Specialty will host a conference call to discuss its fiscal 2011 third quarter financial results. The conference call begins today, February 17, at 10:00 a.m. Central (11:00 a.m. Eastern). The call will be simultaneously broadcast in the Investors section of the School Specialty web site at www.schoolspecialty.com, and a replay of the call will be available.

About School Specialty, Inc.

School Specialty is a leading education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities to learn. The company designs, develops, and provides preK-12 educators with the latest and very best curriculum, supplemental learning resources, and school supplies. Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.

For more information about School Specialty, visit www.schoolspecialty.com.

Cautionary Statement Concerning Forward-Looking Information

Any statements made in this press release about future results of operations, expectations, plans or prospects, including but not limited to statements included under the heading “Outlook,” constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions. These forward-looking statements are based on School Specialty’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty’s Annual Report on Form 10-K for the fiscal year ended April 24, 2010, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

-Financial Tables Follow-

School Specialty, Inc.

SCHOOL SPECIALTY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	January 22, 2011	January 23, 2010	January 22, 2011	January 23, 2010

Revenues	$89,859	$103,126	$634,723	$779,639
Cost of revenues	56,910	60,708	376,179	451,325

Gross profit	32,949	42,418	258,544	328,314
Selling, general and administrative expenses	59,169	65,009	216,335	239,706
Impairment Charge	-	-	411,390	-

Operating income/(loss)	(26,220)	(22,591)	(369,181)	88,608

Other (income) expense:
Interest expense	6,365	7,527	21,241	22,827
Interest income	-	(22)	-	(33)

Income/(Loss) before provision for income taxes	(32,585)	(30,096)	(390,422)	65,814
Provision for (benefit from) income taxes	(13,385)	(11,886)	(57,832)	25,998

income/(loss) before investment in unconsolidated affiliate	$(19,200)	$(18,210)	$(332,590)	$39,816

Equity in (losses) of unconsolidated affiliate	(950)	(241)	(1,085)	(241)

Net income/(loss)	$(20,150)	$(18,451)	$(333,675)	$39,575

Weighted average shares outstanding:
Basic	18,870	18,849	18,868	18,838
Diluted	18,870	18,849	18,868	18,901

Net Income Per Share:
Basic	$(1.07)	$(0.98)	$(17.68)	$2.10
Diluted	$(1.07)	$(0.98)	$(17.68)	$2.09

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School Specialty, Inc.

SCHOOL SPECIALTY, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(In Thousands)

Unaudited

	January 22, 2011	April 24, 2010	January 23, 2010
ASSETS
Current assets:
Cash and cash equivalents	$1,667	$21,035	$23,459
Accounts receivable	70,767	72,734	92,894
Inventories	80,747	99,910	89,844
Deferred catalog costs	16,597	13,593	10,619
Prepaid expenses and other current assets	13,329	14,318	11,267
Refundable income taxes	-	1,539	-
Deferred taxes	9,867	9,867	9,805

Total current assets	192,974	232,996	237,888
Property, plant and equipment, net	64,383	66,607	65,332
Goodwill	127,694	540,248	536,975
Intangible assets, net	158,205	166,552	167,449
Development costs and other	34,352	33,118	28,019
Investment in unconsolidated affiliate	27,215	28,299	29,046

Total assets	$604,823	$1,067,820	$1,064,709

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities - long-term debt	$193,375	$132,397	$131,013
Accounts payable	64,045	47,954	25,145
Accrued compensation	6,949	7,501	9,915
Deferred revenue	4,112	4,312	5,141
Accrued income taxes	19,204	-	7,837
Other accrued liabilities	26,266	30,905	32,872

Total current liabilities	313,951	223,069	211,923
Long-term debt - less current maturities	60,395	199,742	197,935
Deferred taxes	10,751	92,398	92,427
Other liabilities	1,423	1,423	913

Total liabilities	386,520	516,632	503,198

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.001 par value per share, 1,000,000 shares authorized; none outstanding	-	-	-
Common stock, $0.001 par value per share, 150,000,000 authorized and
24,290,345; 24,280,097 and 24,277,777 shares issued, respectively	24	24	24
Capital paid-in excess of par value	438,818	436,959	437,811
Treasury stock, at cost 5,420,210; 5,420,210 and 5,420,210 shares, respectively	(186,637)	(186,637)	(186,637)
Accumulated other comprehensive income	22,984	24,052	19,799
(Accumulated deficit)/Retained earnings	(56,886)	276,790	290,514

Total shareholders’ equity	218,303	551,188	561,511

Total liabilities and shareholders’ equity	$604,823	$1,067,820	$1,064,709

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School Specialty, Inc.

SCHOOL SPECIALTY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

Unaudited

	Nine Months Ended
	January 22, 2011	January 23, 2010
Cash flows from operating activities:
Net income	$(333,676)	$39,575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and intangible asset amortization expense	20,742	19,882
Amortization of development costs	3,838	4,191
Amortization of debt fees and other	1,602	1,642
Share-based compensation expense	2,304	3,033
Impairment charge	411,390	-
Investment in unconsolidated affiliate	1,085	241
Deferred taxes	(82,094)	6,071
Loss (gain) on disposal of property, equipment and other	-	275
Non-cash convertible debt deferred financing costs	7,691	9,696
Changes in current assets and liabilities (net of assets acquired and liabilities assumed in business combinations):
Accounts receivable	2,332	8,773
Inventories	19,162	23,277
Deferred catalog costs	(3,004)	4,918
Prepaid expenses and other current assets	2,528	5,903
Accounts payable	15,883	(32,400)
Accrued liabilities	13,784	5,248

Net cash provided by operating activities	83,567	100,325

Cash flows from investing activities:
Cash paid in acquisitions, net of cash acquired	-	(11,700)
Additions to property, plant and equipment	(10,220)	(8,494)
Proceeds from disposal of discontinued operations	-	800
Investment in product development costs	(6,655)	(6,679)
Proceeds from disposal of property, plant and equipment	-	2,083
Investment in Noncontrolling Interest	-	(2,226)

Net cash used in investing activities	(16,875)	(26,216)

Cash flows from financing activities:
Proceeds from bank borrowings	632,600	304,400
Repayment of debt and capital leases	(585,660)	(356,803)
Redemption of convertible debt	(133,000)	-
Payment of debt and other	-	(238)
Proceeds from exercise of stock options	-	120

Net cash used in financing activities	(86,060)	(52,521)

Net (decrease)/increase in cash and cash equivalents	(19,368)	21,588
Cash and cash equivalents, beginning of period	21,035	1,871

Cash and cash equivalents, end of period	$1,667	$23,459

Free cash flow reconciliation:
Net cash used in operating activities	$83,567	$100,325
Additions to property and equipment	(10,220)	(8,494)
Investment in development costs	(6,655)	(6,679)
Proceeds from disposal of property and equipment	-	2,083

Free cash flow	$66,692	$87,235

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School Specialty, Inc.

School Specialty, Inc.

Segment Analysis - Revenues and Gross Profit/Margin Analysis

3rd Quarter, Fiscal 2011

(In thousands)

Unaudited

Segment Revenues and Gross Profit/Margin Analysis-QTD

					% of Revenues
	3Q11-QTD	3Q10-QTD	Change $	Change %	3Q11-QTD	3Q10-QTD
Revenues
Educational Resources	$69,785	$81,984	$(12,199)	-14.9%	77.7%	79.5%
Accelerated Learning	19,907	21,007	(1,100)	-5.2%	22.2%	20.4%
Corporate and Interco Elims	167	135	32		0.1%	0.1%

Total Revenues	$89,859	$103,126	$(13,267)	-12.9%	100.0%	100.0%

					% of Gross Profit
	3Q11-QTD	3Q10-QTD	Change $	Change %	3Q11-QTD	3Q10-QTD
Gross Profit
Educational Resources	$22,196	$30,044	$(7,848)	-26.1%	67.4%	70.8%
Accelerated Learning	10,267	11,884	(1,617)	-13.6%	31.2%	28.0%
Corporate and Interco Elims	486	490	(4)		1.4%	1.2%

Total Gross Profit	$32,949	$42,418	$(9,469)	-22.3%	100.0%	100.0%

Segment Gross Margin Summary-QTD

Gross Margin	3Q11-QTD	3Q10-QTD
Educational Resources	31.8%	36.6%
Accelerated Learning	51.6%	56.6%
Total Gross Margin	36.7%	41.1%

Segment Revenues and Gross Profit/Margin Analysis-YTD
					% of Revenue
	3Q11-YTD	3Q10-YTD	Change $	Change %	3Q11-YTD	3Q10-YTD
Revenues
Educational Resources	$432,897	$546,791	$(113,894)	-20.8%	68.2%	70.1%
Accelerated Learning	201,325	233,573	(32,248)	-13.8%	31.7%	30.0%
Corporate and Interco Elims	501	(725)	1,226		0.1%	-0.1%

Total Revenues	$634,723	$779,639	$(144,916)	-18.6%	100.0%	100.0%

					% of Gross Profit
	3Q11-YTD	3Q10-YTD	Change $	Change %	3Q11-YTD	3Q10-YTD
Gross Profit
Educational Resources	$143,046	$195,536	$(52,490)	-26.8%	55.3%	59.6%
Accelerated Learning	113,485	130,944	(17,459)	-13.3%	43.9%	39.9%
Corporate and Interco Elims	2,013	1,834	179		0.8%	0.5%

Total Gross Profit	$258,544	$328,314	$(69,770)	-21.3%	100.0%	100.0%

Segment Gross Margin Summary-YTD

Gross Margin	3Q11-YTD	3Q10-YTD
Educational Resources	33.0%	35.8%
Accelerated Learning	56.4%	56.1%
Total Gross Margin	40.7%	42.1%

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